Exhibit 5.1

ZEEKR Intelligent Technology Holding Limited	D +852 3656 6054 / +852 3656 6073
E nathan.powell@ogier.com / rachel.huang@ogier.com

Reference: NMP/RYH/502232.00001

9 November 2023

ZEEKR Intelligent Technology Holding Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the Registration Statement), as filed with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering by the Company (the Offering) of such number of American depositary shares representing such number of ordinary shares of US$0.0002 par value each of the Company to be set out in the Registration Statement (the IPO Shares).

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Registration Statement.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 31 March 2021 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the second amended and restated memorandum and articles of association of the Company adopted by special resolution on 27 February 2023 and effective on 27 February 2023 (the Memorandum and Articles);

(c)	a certificate of good standing dated 3 November 2023 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company provided to us on 7 March 2023 (the ROD);

(e)	the register of members of the Company provided to us on 11 August 2023 (the ROM, and together with the ROD, the Registers);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape Justin Davis	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

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(f)	a certificate from a director of the Company dated 9 November 2023 as to certain matters of facts (the Director's Certificate);

(g)	a copy of the written resolutions of all the directors of the Company dated 8 November 2023 approving, among other things, the Company's filing of the Registration Statement and issuance of the IPO Shares (the Board Resolutions);

(h)	a search of the Cayman Online Registry Information Service conduced against the Company at the Registrar on 8 November 2023 (the CORIS Search); and

(i)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)	the maximum number of IPO Shares to be issued by the Company would not exceed the Company's authorised share capital and the consideration payable for each IPO Share shall be no less than the par value of US$0.0002 each;

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(i)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(j)	the CORIS Search which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered; and

(k)	the per IPO Share offering price is not and will not be lower than the Series A Pre-A Issue Price (as defined in the Memorandum and Articles) or the Series A Issue Price (as defined in the Memorandum and Articles).

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised share capital

(b)	The authorised share capital of the Company is US$1,000,000.00 divided into 4,734,153,746 ordinary shares of a nominal or par value of US$0.0002 each, 126,470,585 series pre-A preferred shares of par value US$0.0002 each and 139,375,669 series A preferred shares of par value US$0.0002 each.

Valid issuance of shares

(c)	The issuance and allotment of the IPO Shares have been duly authorised and, when issued and allotted in accordance with the Registration Statement and the duly passed Board Resolutions and once consideration is paid for in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the IPO Shares set against their respective names.

Registration statement - taxation

(d)	The statements contained in the Registration Statement in the sub-section headed “Taxation – Cayman Islands Taxation”, insofar as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

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(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Enforceability of Civil Liabilities" and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the IPO Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier

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ZEEKR Intelligent Technology Holding Limited

Date: 9 November 2023

Ogier

11th Floor, Central Tower

28 Queen's Road Central

Central

Hong Kong

Dear Sirs

Director's Certificate

ZEEKR Intelligent Technology Holding Limited (the Company)

You have been requested to provide a legal opinion in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering (the Offering) of such number of American depositary shares representing such number of ordinary shares of a par value of US$0.0002 each of the Company to be set out in the Registration Statement (the IPO Shares).

I acknowledge that your opinion will be given in reliance upon the information set out in this certificate.

I hereby certify that as at the date hereof:

1	you have been provided by us with true and complete copies of:

(a)	the certificate of incorporation of the Company dated 31 March 2021 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the second amended and restated memorandum and articles of association of the Company adopted by special resolution on 27 February 2023 and effective on 27 February 2023 (respectively, the Memorandum and Articles);

(c)	a certificate of good standing dated 3 November 2023 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company provided to us on 7 March 2023 (the ROD);

(e)	the register of members of the Company provided to us on 11 August 2023 (the ROM, and together with the ROD, the Registers);

(f)	a copy of the written resolutions of all the directors of the Company dated 8 November 2023 approving, among other things, the Company's filing of the Registration Statement and issuance of the IPO Shares (the Board Resolutions); and

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ZEEKR Intelligent Technology Holding Limited

(g)	the Registration Statement.

2	the Memorandum and Articles provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect, and shall remain in full force and effect after completion of the Offering;

3	no steps have been taken by the Company to wind up the Company and no resolutions have been passed by the shareholders of the Company (the Shareholders) to wind up the Company;

4	the Company is not subject to any legal, arbitral, administration or other proceedings and no notice of an application or order for the appointment of a liquidator or receiver of the Company or any of its assets or of a winding-up of the Company has been received by the Company;

5	the powers and authority of the Directors as set out in the memorandum and articles of association of the Company have not been varied or restricted by resolution or direction of the Shareholders;

6	there have been no sealing regulations made by the Directors, any committee of the Directors or the Shareholders pursuant to the Memorandum and Articles which vary, restrict, override or conflict with the sealing regulations set out in the Board Resolutions;

7	the Board Resolutions have been duly signed by all the Directors and were passed in accordance with the Memorandum and Articles;

8	each of the Directors and their alternates has disclosed to the Company (if any) all of his or her direct or indirect interests that conflict or may conflict to a material extent with the interests of the Company;

9	the Board Resolutions are in full force and effect, have not been amended, revoked or rescinded in any way and are the only resolutions passed by the Directors relating to the matters referred to therein;

10	prior to, at the time of, and immediately following execution of any document(s) approved in, the Board Resolutions (the Document(s)), the Company was able to pay its debts as they fell due and it entered into the Document(s) for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference;

11	the Company has no direct or indirect interest in Cayman Islands real property;

12	each of the Directors has acted bona fide in the interests of the Company and for proper purposes in relation to the transactions mentioned in the Board Resolutions;

13	none of the transactions contemplated by the Document(s) relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) or the Limited Liability Companies Act (Revised) of the Cayman Islands;

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ZEEKR Intelligent Technology Holding Limited

14	the persons authorised to execute the Documents on behalf of the Company pursuant to the Board Resolutions did in fact execute the Documents for and on behalf of the Company; and

15	the maximum number of IPO Shares to be issued by the Company under the Offering would not exceed the Company's authorised share capital and the consideration payable for each IPO Share shall not be less than the par value of each such number of IPO Share.

I am duly authorised to execute and deliver this certificate on behalf of the Company. I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have personally notified you to the contrary.

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ZEEKR Intelligent Technology Holding Limited

Yours faithfully

For and on behalf of

ZEEKR Intelligent Technology Holding Limited

/s/ Conghui An
Name: Conghui An
Title: Director, Chief Executive Officer

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